Exhibit 99.1

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2003-3
August 14, 2003 (inception) through December 31, 2003

Original Inputs

Total Pool Balance	$3,300,059,139.23

Class A-1a Notes Balance	$150,000,000.00
Class A-1a Notes Rate	1.770%

Class A-1b Notes Balance	$980,000,000.00
Class A-1b Notes Rate	One Month LIBOR+.05%

Class A-2a Notes Balance	$125,000,000.00
Class A-2a Notes Rate	2.350%

Class A-2b Notes Balance	$525,000,000.00
Class A-2b Notes Rate	One Month LIBOR+.06%

Class A-3a Notes Balance	$350,000,000.00
Class A-3a Notes Rate	2.960%

Class A-3b Notes Balance	$470,000,000.00
Class A-3b Notes Rate	One Month LIBOR+.08%

Class A-4a Notes Balance	$150,500,000.00
Class A-4a Notes Rate	3.400%

Class A-4b Notes Balance	$105,000,000.00
Class A-4b Notes Rate	One Month LIBOR+.09%

Class B-1 Certificates Balance	$58,331,568.24
Class B-1 Certificates Rate	3.710%

Class B-2 Certificates Balance	$30,000,000.00
Class B-2 Certificates Rate	One Month LIBOR+.35%

Reserve Account Deposit	$44,157,473.52

Part I. Collections

Receipts During the Period	$619,740,575.34
Principal on Repurchased Contracts	24,549,552.43
Schedule and Simple Interest Payments Advanced	288,127.37
Schedule Principal Advanced	8,151,868.29

Total Collections For the Period	$652,730,123.43

Beginning Pool Aggregate Principal Balance	$3,300,059,139.23
Ending Pool Aggregate Principal Balance	$3,271,658,344.99

Beginning Aggregate Discounted Principal Balance	$2,943,831,568.24
Ending Aggregate Discounted Principal Balance	$2,943,831,568.24

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$652,730,123.43
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	25,185,531.59
Less: Net Amount Due to Swap Counterparty	9,662,501.38
Less: Monthly Interest Due to Noteholders & Certificateholders	20,503,461.20
Less: Reinvestment in New Receivables — Purchase Price	546,190,769.62
Less: Principal Due to Noteholders	—
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	2,623.68
Less: Accumulation Account Deposit	949,098.80

Equals Reserve Fund Excess to be released to CARI	$50,236,137.16

		Per $1000 of
		Original Principal
Class A-1a Notes Distributable Amount
Monthly Interest	$1,113,625.00	7.424167
Monthly Principal	—	—

Distributable Amount	$1,113,625.00

Class A-1b Notes Distributable Amount
Monthly Interest	$4,932,054.17	5.032708
Monthly Principal	—	—

Distributable Amount	$4,932,054.17

Class A-2a Notes Distributable Amount
Monthly Interest	$1,232,118.07	9.856945
Monthly Principal	—	—

Distributable Amount	$1,232,118.07

Class A-2b Notes Distributable Amount
Monthly Interest	$2,664,630.21	5.075486
Monthly Principal	—	—

Distributable Amount	$2,664,630.21

Class A-3a Notes Distributable Amount
Monthly Interest	$4,345,444.43	12.415556
Monthly Principal	—	—

Distributable Amount	$4,345,444.43

Class A-3b Notes Distributable Amount
Monthly Interest	$2,425,689.59	5.161042
Monthly Principal	—	—

Distributable Amount	$2,425,689.59

Class A-4a Notes Distributable Amount
Monthly Interest	$2,146,297.24	14.261111
Monthly Principal	—	—

Distributable Amount	$2,146,297.24

Class A-4b Notes Distributable Amount
Monthly Interest	$546,401.05	5.203820
Monthly Principal	—	—

Distributable Amount	$546,401.05

Class B-1 Certificates Distributable Amount
Monthly Interest	$907,720.19	15.561388
Monthly Principal	—	—

Distributable Amount	$907,720.19

Class B-2 Certificates Distributable Amount
Monthly Interest	$189,481.25	6.316042
Monthly Principal	—	—

Distributable Amount	$189,481.25

Total Servicing Fee	$25,185,531.59	1.000000

Part III. Reinvestment in New Receivables

Principal Distributable Amount	$546,365,216.32
Plus: Accumulation Amount	$774,652.10

Equals: Reinvestment Amount	$547,139,868.42

Additional Receivables Discounted Principal Balance	$546,190,769.62
—

Remaining Amount	$949,098.80

(to be deposited in the Accumulation Account)

Part IV. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$4,517,364.46
Less: Payments Applied	9,309,252.95
Current Period Payments Ahead Received	10,552,723.26

Ending Payment Ahead Balance	$5,760,834.77

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$—
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	8,311,749.30
Simple Interest Advances	128,246.36
Reimbursement of Previous Scheduled Principal and Interest Advances	5,718,507.63
Reimbursement of Previous Simple Interest Advances	104,265.29
Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,593,241.67
Ending Outstanding Unreimbursed Simple Interest Advances	$23,981.07

Part V. Balances & Principal Factors

	August 14, 2003	December 31, 2003
Total Pool Balance	$3,300,059,139.23	$3,271,658,344.99
Total Pool Factor	1.0000000	0.9913939
Class A-1a Notes Balance	$150,000,000.00	$150,000,000.00
Class A-1a Notes Principal Factor	1.0000000	1.0000000
Class A-1b Notes Balance	$980,000,000.00	$980,000,000.00
Class A-1b Notes Principal Factor	1.0000000	1.0000000
Class A-2a Notes Balance	$125,000,000.00	$125,000,000.00
Class A-2a Notes Principal Factor	1.0000000	1.0000000
Class A-2b Notes Balance	$525,000,000.00	$525,000,000.00
Class A-2b Notes Principal Factor	1.0000000	1.0000000
Class A-3a Notes Balance	$350,000,000.00	$350,000,000.00
Class A-3a Notes Principal Factor	1.0000000	1.0000000
Class A-3b Notes Balance	$470,000,000.00	$470,000,000.00
Class A-3b Notes Principal Factor	1.0000000	1.0000000
Class A-4a Notes Balance	$150,500,000.00	$150,500,000.00
Class A-4a Notes Principal Factor	1.0000000	1.0000000
Class A-4b Notes Balance	$105,000,000.00	$105,000,000.00
Class A-4b Notes Principal Factor	1.0000000	1.0000000
Class B-1 Certificates Balance	$58,331,568.24	$58,331,568.24
Class B-1 Certificates Principal Factor	1.0000000	1.0000000
Class B-2 Certificates Balance	$30,000,000.00	$30,000,000.00
Class B-2 Certificates Principal Factor	1.0000000	1.0000000

Part VI. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$44,157,473.52
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	2,623.68
Additions to Reserve Account	—
Releases from Reserve Account	—	—

Ending Reserve Account Balance	$44,160,097.20

Reserve Account Floor	$22,078,736.76
Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months
Preceding Collection Period
Specified Reserve Account Balance	$—
Reserve Account Balance	$—
Current Collection Period
Specified Reserve Account Balance	$44,157,473.52
Reserve Account Balance	$44,157,473.52

Part VII. Accumulation Account

Beginning Accumulation Account Balance	$—
Accumulation Account Interest	2,146.79
Release of Accumulated Balance	776,798.89
Deposit to Accumulation Account	949,098.80

Ending Accumulation Account Balance	$174,446.70

Early Amortization Trigger:
Accumulation Account exceeds 1.00% of the Initial Aggregate Discounted Principal Balance
Accumulation Account as a % of Initial Aggregate Discounted Principal Balance	0.0059%

Part VIII. Carryover Shortfall

Per $1000 of
Original Principal
Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part IX. Charge Off and Delinquency Rates Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

July	$3,256,447,821.61	$—	0.000000
August	$3,162,295,761.46	$20,741.55	0.007871
September	$3,233,057,874.56	$130,599.36	0.048474
October	$3,227,845,740.45	$328,273.76	0.122041
November	$3,228,540,632.67	$439,033.46	0.163182
December	$3,215,153,206.87	$553,754.42	0.206679
Average Loss Rate			0.091374

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

July	153,764	38	0.024713
August	152,326	142	0.093221
September	159,147	159	0.099908
October	162,520	172	0.105833
November	166,349	175	0.105201
December	169,195	207	0.122344
Average Delinquency Rate			0.091870